Exhibit 99.1

BLOCKBUSTER REACHES AGREEMENT ON PLAN TO RECAPITALIZE BALANCE SHEET

AND SUBSTANTIALLY REDUCE ITS INDEBTEDNESS

To Implement Recapitalization, Company Initiates “Pre-Arranged” Chapter 11

Proceedings

Blockbuster Stores and Operations Conducting Business in the Ordinary Course

Secures $125 Million DIP Financing Commitment

DALLAS, September 23, 2010 – Blockbuster Inc. (OTHER OTC: BLOKA, BLOKB), a leading global provider of rental and retail movie and game entertainment, today announced that it has reached agreement with a group of bondholders holding approximately 80.1 percent principal amount of the Company’s 11 3/4 percent senior secured notes (the “Senior Noteholders”) on the material terms of a plan to recapitalize its balance sheet and put the Company in a stronger financial position as it continues to pursue its strategic plan and transform its business model. The recapitalization plan would substantially reduce the Company’s indebtedness — from nearly $1 billion currently to an estimated $100 million or less when implemented.

To implement this “pre-arranged” recapitalization, the Company and its domestic subsidiaries have filed voluntary Chapter 11 petitions with the U.S. Bankruptcy Court for the Southern District of New York. Blockbuster’s non-U.S. operations and its domestic and international franchisees, all of which are legally separate entities, were not included in the filings and are not parties to the Chapter 11 proceedings.

All of Blockbuster’s U.S. operations, including its stores, DVD vending kiosks, by-mail and digital businesses, are open and serving customers in the normal course. Blockbuster is fulfilling all orders as usual, including continuing to provide access to new releases the first day they become available. Blockbuster intends to continue honoring its Rewards program, valid coupons, gift cards and other customer programs.

Blockbuster franchise locations in both the U.S. and abroad are independently owned, operated and funded, and are also continuing normal business operations. In addition, BLOCKBUSTER Express vending kiosks, owned and operated through a relationship with NCR, continue their operations in retail locations around the U.S. The Company’s international operations in Canada, Denmark, Italy, Mexico, and the United Kingdom are also conducting business as usual. However, Blockbuster will no longer provide funding to support its operations in Argentina, which have experienced continued shortfalls in operating cash flow.

Jim Keyes, Chairman and Chief Executive Officer, commented, “After a careful and thorough analysis, we determined that the process announced today provides the optimal path for recapitalizing our balance sheet and positioning Blockbuster for the future as we continue to transform our business model to meet the evolving preferences of our customers. The recapitalized Blockbuster will move forward better able to leverage its strong strategic position, including a well-established brand name, an exceptional library of more than 125,000 titles, and our position as the only operator that provides access across multiple delivery channels – stores, kiosks, by-mail and digital. This variety of delivery channels provides unrivaled convenience, service, and value for our customers.”

The Company has secured a commitment of $125 million in new “debtor-in-possession” (DIP) financing from the Senior Noteholders to help meet its obligations to customers, suppliers and employees in the ordinary course during the recapitalization process.

As part of the recapitalization process, the Company will evaluate its U.S. store portfolio with a view towards enhancing the overall profitability of its store operations. Currently, all 3,000 of the Company’s stores in the U.S. will remain open.

Under the terms of the proposed plan of reorganization, the Company’s 11 3/4 percent senior secured notes will be exchanged for the equity of a reorganized Blockbuster. The only debt expected to remain on the Company’s balance sheet upon its emergence from Chapter 11 under the proposed plan will be the amounts drawn under Blockbuster’s $125 million DIP financing, which will convert to an exit loan facility upon consummation of the plan, and a new exit revolving credit facility of up to $50 million. Under the proposed plan, there would be no recovery by the holders of the Company’s outstanding subordinated debt, preferred stock or common stock.

Keyes said, “We are pleased to enter this process with the support of the Senior Noteholders. Their willingness to provide the DIP financing and to support a plan to eliminate a substantial amount of the Company’s debt in exchange for new equity is an important vote of confidence in Blockbuster.”

Additional information about the recapitalization is available at www.Blockbuster.com/recapitalization or by telephone at 877-660-6684 or 732-645-4110. General information for Blockbuster customers is available at www.Blockbuster.com or by calling 1-866-692-2789.

The Company’s legal advisor is Weil, Gotshal & Manges, its financial advisor is Rothschild Inc., and its restructuring advisor is Alvarez & Marsal.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The Company provides customers with convenient access to media entertainment anywhere, any way they want it - whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The Company may be accessed worldwide at www.blockbuster.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. Currently, the risks and uncertainties that may most directly impact our future results include (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the Company’s Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Company will operate under the chapter 11 cases; (vii) risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, including the currently proposed plan; (viii) the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan; (x) increased legal costs related to the Bankruptcy Filing and other litigation; (xi) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

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Media Contact:

Blockbuster Corporate Communications

(214) 854-4699

corporate.communications@blockbuster.com

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